Exhibit 99.1

AirNet Communications Appoints BDO Seidman as Independent Auditors

    MELBOURNE, Fla.--(BUSINESS WIRE)--July 15, 2004--AirNet Communications Corporation (Nasdaq:ANCC), the technology leader in software defined base station products for wireless communications announced today the appointment of BDO Seidman, LLP as the Company's independent auditors for the year ending December 31, 2004.
    The appointment of BDO was approved by AirNet's Audit Committee following a thorough and comprehensive evaluation process, a review of BDO's qualifications, and proposed audit scope and fees.
    Commenting on the appointment of BDO Seidman, Dr. George Calhoun, Chairman of the Board and Audit Committee for AirNet Communications, said: "We are pleased to engage BDO Seidman as independent auditors for AirNet Communications. We believe they possess the requisite base of industry experience required by our business. We also believe that BDO will prove to be an excellent fit for AirNet relative to their fees, the scope of their services, and their ability to fully serve the needs of a company of our size."
    On June 2, 2004, AirNet Communications announced that Deloitte & Touche LLP would be replaced. The change in accountants was not the result of any disagreement between AirNet and Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.
    Deloitte & Touche has agreed to assist the Company in effecting an efficient transition to BDO.

    About BDO Seidman, LLP

    BDO Seidman, LLP is a national professional services firm providing assurance, tax, financial advisory and consulting services to private and publicly traded businesses. For more than 90 years, BDO has provided quality service and leadership through the active involvement of its most experienced and committed professionals.
BDO Seidman serves clients through more than 35 offices and 250 independent alliance firm locations nationwide. As an independent member firm of BDO International, BDO Seidman serves clients by leveraging a global distribution network of resources comprised of nearly 600 member firm offices in 99 countries.

    About AirNet

    AirNet Communications Corporation is a leader in wireless base stations and other telecommunications equipment that allow service operators to cost-effectively and simultaneously offer high-speed wireless data and voice services to mobile subscribers. AirNet's patented broadband, software-defined AdaptaCell(R) SuperCapacity(TM) adaptive array base station solution provides a high-capacity base station with a software upgrade path to high-speed data. The Company's AirSite(R) Backhaul Free(TM) base station carries wireless voice and data signals back to the wireline network, eliminating the need for a physical backhaul link, thus reducing operating costs. The Company's RapidCell(TM) base station provides government and military communications users with up to 96 voice and data channels in a compact, rapidly deployable design capable of processing multiple GSM protocols simultaneously. AirNet has 69 patents issued or filed and has received the coveted World Award for Best Technical Innovation from the GSM Association, representing over 400 operators around the world. More information about AirNet by visiting the AirNet Web site at http://www.airnetcom.com.

    Safe Harbor Statement Under the Private Securities Litigation
Reform Act of 1995 and Other Applicable Law

    Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the Reform Act),
Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities and Exchange Act of 1934. These forward-looking statements may relate to anticipated financial performance and management's plans and objectives for future operations. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate", "prospects", "believe", "estimate", "expect", "intend", "plan" and "objective" and other similar expressions. Readers should not place undue reliance on the forward-looking statements contained in this news release. Risks and uncertainties that may cause results to differ from those contemplated by the forward-looking statements are detailed in reports and documents filed by the Company with the United States Securities and Exchange Commission. The Company does not, however, assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

    AirNet(R) AdaptaCell(R), and AirSite(R) are registered trademarks with the U.S. Patent and Trademark Office. The stylized AirNet mark, Super Capacity(TM), TripCap(TM), Backhaul Free(TM), TripCap(TM) and RapidCell(TM) are trademarks of AirNet. Other names are registered trademarks or trademarks of their respective holders.

    CONTACT: AirNet Communications Corporation, Melbourne
             Stuart P. Dawley, 321-953-6780
             sdawley@airnetcom.com